                                                                     EXHIBIT 1.1

                               7,075,000 Shares

                    Industri-Matematik International Corp.

                                 Common Stock

                               ($.01 Par Value)

                        FORM OF UNDERWRITING AGREEMENT
                        ------------------------------


                                                                          , 1997



BT Alex. Brown & Sons Incorporated
Deutsche Morgan Grenfell Inc.
SoundView Financial Group, Inc.
UBS Securities LLC
c/o BT Alex. Brown & Sons Incorporated
1 South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

     Industri-Matematik International Corp., a Delaware corporation (the "Company"), and certain stockholders of the Company (the "Selling Stockholders") propose to sell to you, as the several underwriters (the "Underwriters"), an aggregate of 7,075,000 shares of the Company's Common Stock, $.01 par value (the "Firm Shares"), of which 3,500,000 shares will be sold by the Company and 3,575,000 shares will be sold by the Selling Stockholders. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Stockholders are set forth opposite their names in
Schedule II hereto. In addition, the Company and Warburg, Pincus Investors, L.P. (the "Principal Stockholder") propose to sell at the Underwriters' option an aggregate of up to 1,061,250 additional shares of the Company's Common Stock (the "Option Shares"). The respective amounts of the Option Shares to be sold by the Company and the Principal Stockholder are set forth opposite their names in
Schedule III hereto. The Company and the Selling Stockholders are sometimes referred to herein collectively as the "Sellers."

     As the Underwriters, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this Agreement, and (b) that you are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite your respective names in Schedule I, plus your pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:


1.  Representations and Warranties of the Company and the Selling Stockholders.
    --------------------------------------------------------------------------

     (a) The Company hereby represents and warrants to each of the Underwriters as follows:

          (i) A registration statement on Form S-3 (File No. 333-              )
with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the
Commission under the Act.   The Company has complied with the conditions for the
use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462 (b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet, if any, or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

          (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company as listed in Exhibit A hereto (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except for director qualifying shares, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

          (iii) The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and, except for shares of Common Stock issued under the Company's Restricted Stock Program, are fully paid and non-assessable; the portion of the Shares to be issued and sold by the Company have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

          (iv) The information set forth under the caption "Capitalization" in the Prospectus is true and correct, in all material respects. All of the Shares conform in all material respects to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms in all material respects to the requirements therefore set forth in the corporate law of the jurisdiction of the Company's incorporation.

          (v) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares, nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time filed with the Commission, conformed in all respects to the requirements of the Securities Exchange Act of 1934 or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, specifically for use in the preparation thereof.

          (vi) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, has been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (vii) Ohrlings Coopers & Lybrand AB, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants, as required by the Act and the Rules and Regulations.

          (viii) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or to prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

          (ix) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

          (x) The Company and the Subsidiaries have filed all Federal, State, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company.

          (xi) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement as it may be amended and supplemented.

          (xii) Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be, in violation of or in default under its Charter or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is of material significance in respect of the condition, financial or otherwise of the Company and its Subsidiaries taken as a whole or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, or of the Charter or By-laws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except for any such conflicts, breaches or defaults which, individually or in the aggregate, would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

          (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD"), or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws of foreign securities laws) has been obtained or made and is in full force and effect.

          (xiv) The Company and each of the Subsidiaries holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; and neither the Company nor any of the Subsidiaries has infringed, or received any notice of infringement of, nor to the Company's knowledge will the conduct of the Company's business as described in the Registration Statement and in the Prospectus infringe, any patents, patent rights, trade names, trademarks, copyrights or trade secret, which infringement is material to the business of the Company and the Subsidiaries taken as a whole. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company.

          (xv) Neither the Company nor, to the Company's knowledge, any of its affiliates (as that terms is defined under the Act), has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

          (xvi) Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

          (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xviii) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

          (xix) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any U.S. "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any U.S. "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each U.S. "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (xx) The Company and each of its Subsidiaries own or possess licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, mask work rights, technology know-how and other intellectual property rights ("Intellectual Property") necessary to conduct the business now or proposed to be conducted by the Company and each of its Subsidiaries as described in the Prospectus, and, except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with (or knows of such infringement of or conflict with) asserted rights of others with respect to the Intellectual Property which, individually or in the aggregate, is reasonably likely to result in any material adverse effect upon the condition, financial or otherwise, of the Company and each of its Subsidiaries taken as a whole or the earnings, business affairs or management of the Company and each of its Subsidiaries taken as a whole; and, except as disclosed in the Prospectus and to the knowledge of the Company and each of its Subsidiaries, the Company and each of its Subsidiaries do not in the conduct of their business as now or proposed to be conducted as described in the Prospectus, infringe or conflict with any Intellectual Property of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any thirty party, known to the Company or any of its Subsidiaries, where such infringement or conflict is reasonably likely to result in any material adverse effect upon the condition, financial or otherwise, of the Company and each of its Subsidiaries taken as a whole or the earnings, business affairs or management of the Company and each of its Subsidiaries taken as a whole.

          (xxi) The Company has full corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company.

     (b) Each of the Selling Stockholders severally represents and warrants to each of the Underwriters as follows:

          (i) Such Selling Stockholder now has and at the Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined), will have good and marketable title to the Firm Shares and the Option Shares, as the case may be, to be sold by such Selling Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares and Option Shares, as the case may be; and upon the delivery of, against payment for, such Firm Shares and Option Shares, as the case may be, pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

          (ii) Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney, and the Custody Agreement referred to below and to perform its obligations under such Agreements and has duly authorized, executed and delivered such Agreements. The execution and delivery of this Agreement and the consummation by such Selling Stockholder of the transactions herein contemplated and the fulfillment by such Selling Stockholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws or foreign securities laws) and will not conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, the organizational documents of such Selling Stockholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party, or of any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except for any such conflicts, breaches or defaults which, individually or in the aggregate, would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

          (iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

          (iv) Without having undertaken to determine independently the accuracy or completeness of the representations and warranties of the Company contained herein, such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct in all material respects.

          (v) Such Selling Stockholder represents that, without having undertaken to determine independently the accuracy or completeness of the information contained in the Registration Statement, such Selling Stockholder is generally familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has materially and adversely affected or may materially and adversely affect the business of the Company or any of the Subsidiaries. The sale of the Shares by such Selling Stockholder pursuant thereto is not prompted by any material information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement. The information pertaining to such Selling Stockholder under the captions "Principal and Selling Stockholders" and "Certain Transactions" included or incorporated by reference in the Prospectus is complete and accurate in all material respects.

      2.  Purchase, Sale and Delivery of the Firm Shares.
          ----------------------------------------------

          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company and the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in
Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and each of the Selling Stockholders shall be several and not joint.

          (b) Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Stockholders have been placed in custody with First National Bank of Boston as custodian (the "Custodian") pursuant to the Letter of Transmittal and Custody Agreement (the "Custody Agreement") executed by each Selling Stockholder for delivery of all Firm Shares and any Option Shares to be sold hereunder by the Selling Stockholders. Each of the Selling Stockholders specifically agrees that the Firm Shares and any Option Shares, as the case may be, represented by the certificates held in custody for the Selling Stockholders under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminable by any act or deed of the Selling Stockholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Stockholder or the dissolution of a Selling Stockholder which is a corporation or partnership) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares or the Option Shares hereunder, certificates for the Firm Shares or the Options Shares, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

          (c) Payment for the Firm Shares to be sold hereunder is to be made in immediately available funds by certified or bank cashier's checks drawn to the order of, or by wire transfer to the account of, the Company for the shares to be sold by it, and by certified or bank cashier's checks drawn to the order of, or by wire transfer to the account of, "First National Bank of Boston, as Custodian" for the shares to be sold by the Selling Stockholders, in each case against delivery of certificates therefor to the Underwriters. Such payment and delivery are to be made at the offices of BT Alex. Brown Incorporated, 1 South Street, Baltimore, Maryland, at 10:00 a.m., Baltimore time, on the third business day after the date of this Agreement in accordance with the Rules and Regulations, or at such other time and date not later than five business days thereafter as you and the Company shall agree, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Underwriters request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Underwriters at least one business day prior to the Closing Date.

          (d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Principal Stockholder hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share set forth in the first paragraph of this Section 2. The maximum number of Option Shares to be sold by the Company and the Principal Stockholder is set forth opposite their respective names on Schedule III hereto. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Underwriters, to the Company, the Attorney-if-Fact, and the Custodian, setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by the Company and the Principal Stockholder shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on Schedule III hereto, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriters but shall not be earlier than three, nor later than 10, full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Attorney-in-Fact. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in immediately available funds by certified or bank cashier's check drawn to the order of, or by wire transfer to the account of, the Company for the Option Shares to be sold by it and to the order of "First National Bank of Boston, as Custodian" for the Option Shares to be sold by the Principal Stockholder against delivery of certificates therefor at the offices of BT Alex. Brown Incorporated, 1 South Street, Baltimore, Maryland.

          (e) If on the Closing Date or Option Closing Date, as the case may be, any Selling Stockholder fails to sell the Firm Shares or Option Shares which such Selling Stockholder has agreed to sell, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents Firm Shares or the Option Shares, as the case may be, which such Selling Stockholder has failed to so sell, or such lesser number as may be requested by the Underwriters.

     3. Offering by the Underwriters. It is understood that you, as the
        ----------------------------
        several Underwriters, are to make
a public offering of the Firm Shares as soon as you deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Underwriters may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     4.  Covenants of the Company and the Selling Stockholders.
         -----------------------------------------------------

          (a) The Company covenants and agrees with the several Underwriters that:

          (i) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Underwriters containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

          (ii) The Company will advise the Underwriters promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, with respect to the Registration Statement (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the effectiveness of the Registration Statement or the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (iii) The Company will cooperate with the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for distribution of the Shares for so long a period as the Underwriters may reasonably request.

          (iv) The Company will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Preliminary Prospectus as the Underwriters may reasonably request. The Company will deliver to, or upon the order of, the Underwriters during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request. The Company will deliver to the Underwriters at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith including all post-effective amendments thereto, if any, filed prior to the Option Closing Date, and will deliver to the Underwriters such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Underwriters may reasonably request.

          (v) If during the period in which a Prospectus is required under the Act to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any applicable law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus.

          (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations, and will advise you in writing when such statement has been so made available.

          (vii) The Company will, for a period of five years from the Closing Date, deliver to the Underwriters copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Underwriters similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

          (viii) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of BT Alex. Brown Incorporated.

          (ix) The shares have been qualified for trading, subject to notice of issuance, on the Nasdaq National Market.

          (x) The Company has caused each executive officer, director and the stockholders of the Company listed in Exhibit B to this Agreement to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of BT Alex. Brown Incorporated ("Lockup Agreements").

          (xi) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus.

          (xii) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

          (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

      (b) Each of the Selling Stockholders covenants and agrees with the several Underwriters that:

          (i) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by the Selling Stockholder or request the registration for the offer or sale of any of the foregoing (or as to which the Selling Stockholder has the right to direct the disposition of) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by such Selling Stockholder otherwise than hereunder or with the prior written consent of BT Alex. Brown Incorporated.

          (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (iii) Such Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

     5.  Costs and Expenses.
         ------------------

          The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Stockholders; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters' Selling Memorandum, the Underwriters' Questionnaire, the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Selling Stockholders have agreed with the Company to bear certain expenses related to the sale by them of a portion of the Firm Shares or all or a portion of the Option Shares, as the case may be. To the extent, if at all, that any of the Selling Stockholders engage special legal counsel (other than Brobeck Hale and Dorr International) to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata. The Company agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of directed shares of the Common Stock by the Underwriters to employees and persons having business relationships with the Company and its Subsidiaries. The Sellers shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 11 (b) and (c) hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Stockholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

     6.  Conditions of Obligations of the Underwriters.
         ---------------------------------------------

          The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company and the Selling Stockholders of their covenants and obligations hereunder and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholders, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

          (b) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Brobeck Hale and Dorr International, counsel for the Company and the Selling Stockholders, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

          (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the non-Swedish Subsidiaries ("the Non-Swedish Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Non-Swedish Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Non-Swedish Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the Non-Swedish Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of the Subsidiaries is owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Non-Swedish Subsidiaries are outstanding.

          (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of the Company's Common Stock have been duly authorized; the outstanding shares of the Company's Common Stock, including the Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and, except for shares of Common Stock issued under the Company's Restricted Stock Program, are fully paid and non-assessable; all of the Shares conform in all material respects to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form as required by the corporate law of the State of Delaware; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof.

          (iii) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

          (iv) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

          (v) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto and document incorporated by reference therein comply as to form in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, related schedules and other financial or statistical information included or incorporated by reference therein). The conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

          (vi) The statements under the captions "Description of Capital Stock" and

"Risk Factors--Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

          (vii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

          (viii) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

          (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or By-laws of the Company, or any agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound.

          (x) This Agreement has been duly authorized, executed and delivered by the Company.

          (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws or foreign securities laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

          (xii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

          (xiii) Each Selling Stockholder that is a corporation or partnership is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole.

          (xiv) Each of this Agreement, the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered on behalf of the Selling Stockholders.

             (xv) Each Selling Stockholder has full legal right, power and authority, and any approval required by law (other than as required by State securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by such Selling Stockholder.

             (xvi) Each of the Power of Attorney and the Custody Agreement executed and delivered by each Selling Stockholder is valid and binding.

             (xvii) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the Shares being sold by each Selling Stockholder on the Closing Date, and the Option Closing Date, as the case may be, free and clear of all liens, encumbrances, equities and claims.

     In rendering such opinion, Brobeck Hale and Dorr International may rely as to matters governed by the laws of states other than Delaware or Federal laws on local counsel in such jurisdictions reasonably acceptable to the Underwriters and Wilson Sonsini Goodrich & Rosati, P.C. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications deemed to be a part thereof pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, related schedules and other financial or statistical information therein). With respect to such statement, Brobeck Hale and Dorr International may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (c) The Underwriters shall have received from Advokatfirman Vinge
KB, Swedish counsel for the Company, an opinion, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

             (i) Each of the Company's direct and indirect Swedish subsidiaries (the "Swedish Subsidiaries") has been duly incorporated and is validly existing in good standing as a corporation under the laws of the Kingdom of Sweden, with corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus; and each of the Swedish Subsidiaries is duly qualified to transact business in Sweden, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

          (ii) The outstanding shares of capital stock of each of the Swedish Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of the Swedish Subsidiaries are owned free and clear of all liens, encumbrances and equities and claims, and, to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Swedish Subsidiaries are outstanding.

          (iii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable Swedish law or any Nordic language document or agreement provided by the Company to such counsel to which the Company or any of the Swedish Subsidiaries is a party (which documents and agreements (the "Nordic Language Documents") are specifically summarized in the Review Reports I and II dated _______, 1997 and _______, 1997, respectively, prepared by such counsel (collectively, the "Review Reports") (it being understood that the term "Nordic Language Documents" shall not refer to any document or agreement which according to the Review Reports has not been reviewed by such counsel), which Review Reports are attached as an appendix to such counsel's opinion) or, to the best of such counsel's knowledge, any other agreement or instrument binding upon the Company or any of the Swedish Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, or that would otherwise prejudice the consummation of the transactions contemplated by this Agreement, or, to the best of such counsel's knowledge, any judgment, order or decree of any Swedish governmental body, agency or court in the Kingdom of Sweden having jurisdiction over the Company or any of the Swedish Subsidiaries; and no consent, approval, authorization, filing or order of, or qualification with, any Swedish governmental body or agency, is required for the performance by the Company of its obligations under this Agreement.

          (iv) Such counsel does not know of any legal or governmental proceedings in the Kingdom of Sweden pending or threatened to which the Company or any of the Swedish Subsidiaries is a party or to which any of the properties of the Company or any of the Swedish Subsidiaries is subject that is material to the Company and the Subsidiaries, taken as a whole.

          (v) In order to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in Sweden, it is not necessary that any document be filed, recorded or enrolled with any public authority, governmental agency or governmental department of the Kingdom of Sweden.

          (vi) Each of the Swedish Selling Stockholders has the legal right and power, and all authorization and approval required by Swedish law, to enter into this Agreement, to deposit the Firm Shares sold by him with the Custodian under the Custody Agreement and to sell, transfer and deliver the Firm Shares sold by him.

          (vii) Each of the Swedish Selling Stockholders has the power to submit and has taken all necessary action to submit, to the non-exclusive jurisdiction of any United States federal or state court in the County of Baltimore, State of Maryland (except that the Swedish bankruptcy courts have or may claim exclusive jurisdiction in respect of all property of each Swedish Selling Stockholder at the bankruptcy of such Swedish Selling Stockholder) with respect to legal proceedings in the United States; and there is no provision of Swedish law that would render service of process effected in the manner set forth in Section 14 hereof invalid with respect to legal proceedings in the United States relating to or arising under this Agreement and the transactions contemplated hereby.

          (viii) Under the laws of the Kingdom of Sweden and under current practice of courts in the Kingdom of Sweden, (A) the Underwriters would be permitted to commence proceedings against each Swedish Selling Stockholder in the competent Swedish courts based on actions under this Agreement, and (B) such courts in the Kingdom of Sweden would accept jurisdiction over any such action or proceedings;

          (ix) The choice of the law of the State of Maryland as the law expressed to govern this Agreement is valid and binding on each Swedish Selling Stockholder, and the courts of the Kingdom of Sweden will give effect to each such choice of law upon proof of the relevant provisions of such foreign laws, subject, however, to the qualification that foreign laws will not be applied to the extent contrary to Swedish public policy and that Swedish law will be applied in a bankruptcy proceeding in Sweden in respect of, or an execution against, each Swedish Selling Stockholder;

          (x) Under the laws of the Kingdom of Sweden, each Swedish Selling Stockholder would not be entitled to plead, or cause to be pleaded on its behalf, sovereign immunity from the jurisdiction of, or the execution or enforcement of any judgment of, any court of the Kingdom of Sweden or any United States federal or state court of the County of Baltimore, State of Maryland.

          (xi) The Agreement of each Swedish Selling Stockholder under Section 8 of this Agreement does not contravene Swedish public policy;

          (xii) The following statements with respect to Swedish law set forth or incorporated by reference in the Prospectus are accurate in all material respects: (i) the statements regarding the enforceability of civil liabilities against Swedish persons under the caption "Risk Factors,Enforceability of U.S. Judgments against Non-U.S. Officers and Directors;" (ii) the statements under "Management,Employment Agreements;" and (iii) the statements regarding Swedish law under "Management,Employee Benefit Plans;" and (iv) the statements regarding Swedish law under "Business-Employees."

          (xiii) Such counsel has reviewed the Nordic Language Documents and has prepared and delivered to you the Review Reports, which set forth a brief summary of each such Nordic Language Document; such summaries completely and accurately state the subject matter of such Nordic Language Documents and do not misstate or omit to state any material facts; such counsel has prepared and delivered to you English language translations of certain material agreements and documents (which agreements and documents are set forth in the Review Reports) and such translations are fair and accurate in all material respects; and

          (xiv) The formation of the Company and the transfers to the Company of all issued and outstanding share capital of Industri-Matematik A.B. did not subject the Company or any of the Subsidiaries to any tax liability under the laws of the Kingdom of Sweden.

     In giving such opinion, such counsel may state that it has not investigated the laws of any jurisdiction other than the Kingdom of Sweden as they stand and have been interpreted in published case law of the courts in the Kingdom of Sweden as of the date of such opinion, and that it does not express or imply an opinion on the laws of any jurisdiction other than the Kingdom of Sweden.

          (d) The Underwriters shall have received from Wilson Sonsini
Goodrich & Rosati, P.C., counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (iii) and (iv) of Paragraph (b) of this Section 6, and that the Company is a duly organized and validly existing corporation under the laws of the State of Delaware. In rendering such opinion Wilson Sonsini Goodrich & Rosati, P.C. may rely as to all matters governed other than by the laws of the States of California and Delaware or Federal laws on the opinion of counsel referred to in Paragraphs (b) and (c) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, related schedules and other financial or statistical information therein). With respect to such statement, Wilson Sonsini Goodrich & Rosati, P.C. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (e) The Underwriters shall have received at or prior to the Closing Date from Wilson Sonsini Goodrich & Rosati, P.C. a memorandum or summary, in form and substance satisfactory to the Underwriters with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions within the United States as the Underwriters may reasonably have designated to the Company.

          (f) The Underwriters shall have received, on each of the dates hereof, the Closing

Date and (i) on the date of this Agreement, a letter, dated the date hereof, from Ohrlings Coopers & Lybrand AB addressed to the Underwriters confirming that they are independent certified public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations for the respective periods reported on by such firm, and stating, on the basis of performing the procedures set forth in the letter signed by such firm and carried out through a date not more than five days prior to the date hereof, the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Underwriters concurrently with the execution of this Agreement, and (ii) on the Closing Date or the Option Closing Date, as the case may be, a signed letter from Ohrlings Coopers & Lybrand, AB dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Underwriters on the date hereof, that nothing has come to their attention during the period from the date five days prior to the date hereof, to a date not more than five days prior to the Closing Date or the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered on the Closing Date or the Option Closing Date, as the case may be. All such letters shall be in form and substance satisfactory to the Underwriters.

     (g) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

          (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

          (ii) The representations and warranties of the Company contained in
Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

          (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

          (iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

              (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; and

              (vi) He or she does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed; he or she does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed.

          (h) The Company and the Selling Stockholders shall have furnished to the Underwriters such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriters may reasonably have requested.

          (i) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq National Market.

          (j) The Lockup Agreements described in Section 4(i)(x) are in full force and effect.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriters and to Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters by notifying the Company and the Selling Stockholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Selling Stockholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7.  Conditions of the Obligations of the Sellers.  The obligations of the
         --------------------------------------------
Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8.  Indemnification.
         ---------------

          (a) The Company and the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company and the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriters specifically for use in the preparation thereof; provided, further, that each Selling Stockholder shall be liable under this Section 8(a) only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use in the preparation thereof. In no event, however, shall the liability of any Selling Stockholder for indemnification under this Section 8(a) exceed the net proceeds received by such Selling Stockholder from the Underwriters in the offering. In addition, no Selling Stockholder shall be liable under the indemnity agreement contained in this paragraph unless and until you, as the Underwriters, have made written demand on the Company for payment under this paragraph and the amount specified in such demand is not paid in full by the Company within 30 days after receipt of the demand by the Company. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholders may otherwise have.

          (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholders, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriters specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company and the Selling Stockholders in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     9.  Default by Underwriters.  If on the Closing Date or the Option Closing
         -----------------------
Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you, as the Underwriters, shall use your best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Underwriters, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Stockholders or you as Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholders except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Underwriters, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10.  Notices.  All communications hereunder shall be in writing and, except
          -------
as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Alex. Brown & Sons Incorporated, 2-6 Austin Friars, 2nd Floor, London, EC2N 2HE,

Attention: Michael Halloran with a copy to Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202. Attention: General Counsel; if to the Company or the Selling Stockholders, to Industri-Matematik International Corp., Kungsgatan 12-14, P.O. Box 7733, 5-103 95 Stockholm, Sweden, with a copy to Brobeck Hale and Dorr International, Hasilwood House, 60 Bishopsgate, London, EC2N 4AJ, England, Attention: Christopher A. Grew, Esq.; and a copy to Tannenbaum Dubin & Robinson, LLP, 1140 Avenue of the Americas, New York, New York 10036, Attention: Marvin S. Robinson, Esq.

     11.  Termination.  This Agreement may be terminated by you by notice to the
          -----------
Sellers as follows:

          (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

          (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company,
(v) declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company's common stock by the Commission or the NASD on the Nasdaq National Market, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

          (c) as provided in Sections 6 and 9 of this Agreement.

     This Agreement also may be terminated by you, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrences at any time prior to the Option Closing Date of any of the events described in subparagraph (b) above or as provided in Sections 6 and 9 of this Agreement.

     12.  Successors.  This Agreement has been and is made solely for the
          ----------
benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     13.  Information Provided by Underwriters.  The Company, the Selling
          ------------------------------------
Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information in the third, seventh and eighth paragraph under the caption "Underwriting."

     14.  Submission to Jurisdiction.  The Swedish Selling Stockholder hereby
          --------------------------
agrees to submit to the non-exclusive jurisdiction of any United States federal or state court in the County of Baltimore, State of Maryland with respect to legal proceedings in the United States relating to or arising under this Agreement and the transactions contemplated hereby. Each of the Swedish Selling Stockholders has designated and appointed Tannenbaum Dubin & Robinson, LLP, currently having its address at 1140 Avenue of the Americas, New York, New York 10036, as its authorized agent upon which process may be s erved in any legal proceeding relating to or arising out of this Agreement or the transactions contemplated hereby which may be instituted in any United States federal or state court in the County of Baltimore, State of Maryland. Each of the Swedish Share Selling Stockholders agree that service of process upon said Tannenbaum Dubin & Robinson, LLP shall be deemed in every respect effective service of process upon the Firm Share Selling Stockholder in any such legal proceeding. Each of the Swedish Selling Stockholders represents and warrants that said Tannenbaum Dubin & Robinson, LLP has agreed to act as said agent for service of process. Each of the Swedish Selling Stockholders further agrees to take any and all action, including the execution and filing of any and all documents and instruments, as may be necessary to continue such designation and appointment of said Tannenbaum Dubin & Robinson, LLP in full force and effect so long as this Agreement shall remain in full force and effect. Notwithstanding the foregoing, any action relating to or arising under this Agreement or the transactions contemplated hereby may be instituted by any Underwriter or any person controlling any Underwriter in any competent court in Sweden.

     Each of the Swedish Selling Stockholders hereby irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any legal proceeding which may be instituted in any United States federal or state court in The County of Baltimore, State of Maryland or in any other country or jurisdiction by any Underwriter or any person controlling any Underwriter, and the Company will not raise or claim or cause to be pleaded any such immunity at or in respect of any such legal proceeding.

     15.  Miscellaneous.  The reimbursement, indemnification and contribution
          -------------
agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Maryland, as applied to agreements among Maryland residents entered into and to be performed entirely within Maryland, without reference to principles of conflict of laws or choice of laws.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                              Very truly yours,

                              INDUSTRI-MATEMATIK INTERNATIONAL CORP.


                              By:
                                    --------------------------------------------
                                       Lars-Goran Peterson, Vice President,
                                       Finance and Chief Financial Officer


                              WARBURG, PINCUS INVESTORS, L.P.

                              By:  Warburg, Pincus & Co., Inc.
                                    its General Partner


                              By:
                                    --------------------------------------------
                                                  Managing Director


                              SELLING STOCKHOLDERS LISTED ON
                              SCHEDULE II


                              By:
                                    --------------------------------------------
                                                  Attorney-in-Fact

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

BT ALEX. BROWN INCORPORATED
DEUTSCHE MORGAN GRENFELL INC.
SOUNDVIEW FINANCIAL GROUP, INC.
UBS SECURITIES LLC

By:  BT Alex. Brown Incorporated


By:
    --------------------------------
          Authorized Officer

                                  SCHEDULE I
                           Schedule of Underwriters


------------------------------------------------------------------
              UNDERWRITER                   NUMBER OF FIRM SHARES
                                               TO BE PURCHASED

BT Alex. Brown Incorporated............
Deutsche Morgan Grenfell Inc...........
Soundview Financial Group, Inc.........
UBS Securities LLC.....................
------------------------------------------------------------------

TOTAL                                                    7,075,000
                                                    ==============

                                                              ====

                                  SCHEDULE II
                       Schedule of Selling Stockholders


                                               Number of Firm Shares
Selling Stockholder                                 to be Sold
-------------------                            ---------------------

Warburg, Pincus Investors, L.P...........            3,500,000
Stig G. Durlow...........................               35,000
Lars-Goran Peterson......................               15,000
Mats Lillienberg.........................               10,000
David Simbari............................               15,000
                                                     ---------
     Total                                           3,575,000

                                 SCHEDULE III
                           Schedule of Option Shares


                                       Maximum Number        Percentage of
                                      of Option Shares      Total Number of
           Name of Seller                to be Sold          Option Shares
           --------------             ----------------      ---------------

Industri-Matematik International           530,625                50%
 Corp.
Warburg, Pincus Investors, L.P.            530,625                50%
                                         ---------               ---
      Total                              1,061,250               100%

                                   EXHIBIT A
                             List of Subsidiaries

                                   EXHIBIT B
                               Lockup Agreements